Exhibit 99.1
Avantor® Reports Fourth Quarter and Full-Year 2020 Results
Business Highlights
•Q4 revenue of $1.791 billion, up 17.5%; organic revenue growth of 14.9%
•Q4 Adjusted EBITDA $319.9 million, expansion of 60 basis points
•Q4 EPS of $0.06; adjusted EPS of $0.29, growth of 57.2%
•Q4 Operating Cash Flow $306 million; Free Cash Flow $286 million, growth of 282%
•Adjusted net leverage of 4.0X, down from 4.6X on December 31, 2019
RADNOR, Pa. – February 3, 2021 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technologies & applied materials industries, today reported financial results for the quarter and year ended December 31, 2020.
“Our fourth quarter results, highlighted by mid-teens organic revenue growth and $286 million in free cash flow, culminate a very strong year. Our performance underscores the resiliency and value of our business model and our team’s ability to execute in a challenging environment,” said Michael Stubblefield, President and Chief Executive Officer of Avantor. “We experienced mid-to-high single-digit revenue growth in our base business, continued to deliver significant cash flow and advanced scientific discovery with innovative solutions for our customers.”
“We are well positioned as a critical partner enabling our customers to treat the most challenging diseases we face – including COVID-19. In 2021, we will continue to drive value-creation and demonstrate our commitment to our mission of setting science in motion to create a better world,” Stubblefield concluded.

Fourth Quarter 2020
For the three months ended December 31, 2020, net sales were $1.791 billion, an increase of 17.5% compared to the fourth quarter of 2019. Foreign currency translation had a positive impact of approximately 2.6% resulting in organic sales growth of 14.9%. Adjusted EBITDA increased approximately 21% to $319.9 million, representing Adjusted EBITDA margin expansion of 60 basis points. Net income was $51.6 million.
Diluted GAAP earnings per share was $0.06, as compared to diluted GAAP EPS of $0.09 for the comparable prior period of 2019, while adjusted EPS increased approximately 57% to $0.29.
Full Year 2020
For the full year ended December 31, 2020, net sales were $6.394 billion, an increase of approximately 5.8% compared to 2019. Excluding the impact of foreign currency translation, organic sales growth approximated 5.6%. Adjusted EBITDA increased approximately 11% to $1.142 billion, representing Adjusted EBITDA margin expansion of 80 basis points. Net income was $116.6 million.
Diluted GAAP EPS was $0.09 compared to a diluted GAAP loss per share of $0.84 for the comparable prior period of 2019, while adjusted EPS increased approximately 54% to $0.89.
For the year, the Company generated $929.8 million in operating cash flow, a 162.7% increase as compared to $354 million in 2019. Free cash flow was $868.2 million in 2020, a 187% increase as compared to $302.4 million in 2019.
At December 31, 2020, adjusted net leverage was 4.0X, as compared to 4.6X at December 31, 2019.
Fourth Quarter 2020 – Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.
Americas
•Net sales were $1.02 billion, a reported increase of 15.9%, as compared to $883.8 million in the fourth quarter of 2019. Organic sales increased 16.2%.
•Adjusted EBITDA margin increased approximately 240 basis points to 20.6%, as compared to 18.2% in the fourth quarter of 2019.
Europe
•Net sales were $659.6 million, a reported increase of 22.1%, as compared to $540.3 million in the fourth quarter of 2019. Organic sales increased 14.7%.
•Adjusted EBITDA margin decreased approximately 60 basis points to 18.1%, as compared to 18.7% in the fourth quarter of 2019.

AMEA
•Net sales were $106.9 million, a reported increase of 6.9%, as compared to $99.9 million in the fourth quarter of 2019. Organic sales increased 5.2%.
•Adjusted EBITDA margin decreased 860 basis points to 21.4%, as compared to 30.0% in the fourth quarter of 2019.
Full Year 2020 – Segment Results

Americas
•Net sales were $3.73 billion, a reported increase of 4.1%, as compared to $3.58 billion in 2019. Organic sales increased 4.6%.
•Adjusted EBITDA margin increased approximately 190 basis points to 21.5%, as compared to 19.6% in 2019.
Europe
•Net sales were $2.29 billion, a reported increase of 8.8%, as compared to $2.10 billion in 2019. Organic sales increased 7.1%.
•Adjusted EBITDA margin increased approximately 50 basis points to 17.4%, as compared to 16.9% in 2019.
AMEA
•Net sales were $375.4 million, a reported increase of 6.2%, as compared to $353.5 million in 2019. Organic sales increased 7.1%.
•Adjusted EBITDA margin decreased approximately 170 basis points to 21.3%, as compared to 23.0% in 2019.
2021 Guidance
•The Company will provide 2021 financial guidance during its earnings conference call today at 5 p.m. Eastern Time.
Conference Call
Avantor will host a conference call to discuss its results today, February 3, at 5:00 p.m. Eastern Time. To hear the live webcast, please see the Investors section of the Company’s website at www.avantorsciences.com. Or you may listen to the call by dialing (866) 211-3120 (domestic) or (647) 689-6563 (international) and use the conference code 6336936. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.
Following the live webcast, an audio archive of the webcast and the slide presentation will be available under https://ir.avantorsciences.com/investors/events-and-presentations/.

About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. One of our greatest strengths comes from having a global infrastructure that is strategically located to support the needs of our customers. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are organic sales, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and unlevered free cash flow.
•Organic sales eliminate from our reported net sales the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.
•Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.

•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of synergies). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.
•Free cash flow and unlevered free cash flow are equal to our cash flow from operating activities, excluding capital expenditures and, in the case of unlevered free cash flow, excluding our cash interest net of tax. We believe that these measurements are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or other investment activities. These measurements are used by management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our 2020 Annual Report on Form 10-K for the year ended December 31, 2020 that we expect to file later this week.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Consolidated statements of operations

(in millions, except per share data)	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net sales	$1,790.9	$1,524.0	$6,393.6	$6,040.3
Cost of sales	1,209.3	1,043.6	4,313.1	4,119.6
Gross profit	581.6	480.4	2,080.5	1,920.7
Selling, general and administrative expenses	377.0	328.5	1,373.7	1,368.9
Operating income	204.6	151.9	706.8	551.8
Interest expense	(55.8)	(98.0)	(307.6)	(440.0)
Loss on extinguishment of debt	(120.4)	(3.5)	(346.8)	(73.7)
Other (expense) income, net	(1.7)	(0.4)	9.9	2.5
Income before income taxes	26.7	50.0	62.3	40.6
Income tax benefit (expense)	24.9	20.6	54.3	(2.8)
Net income	51.6	70.6	116.6	37.8
Accumulation of yield on preferred stock	(16.2)	(16.1)	(64.6)	(152.5)
Accretion of make whole premium on series A preferred stock	—	—	—	(220.4)
Net income (loss) available to common stockholders	$35.4	$54.5	$52.0	$(335.1)

Earnings (loss) per share:
Basic	$0.06	$0.10	$0.09	$(0.84)
Diluted	$0.06	$0.09	$0.09	$(0.84)
Weighted average shares outstanding:
Basic	578.7	572.0	576.3	401.2
Diluted	587.1	582.1	583.4	401.2

Avantor, Inc. and subsidiaries
Consolidated balance sheets

(in millions)	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$286.6	$186.7
Accounts receivable, net	1,113.3	988.8
Inventory	739.6	711.2
Other current assets	91.4	134.8
Total current assets	2,230.9	2,021.5
Property, plant and equipment, net	549.9	557.0
Other intangible assets, net	4,048.8	4,220.2
Goodwill	2,860.2	2,769.4
Other assets	216.7	205.2
Total assets	$9,906.5	$9,773.3
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$26.4	$93.5
Accounts payable	678.9	560.2
Employee-related liabilities	179.3	114.3
Accrued interest	44.5	74.2
Other current liabilities	313.6	232.3
Total current liabilities	1,242.7	1,074.5
Debt, net of current portion	4,867.5	5,023.0
Deferred income tax liabilities	723.9	785.4
Other liabilities	398.1	428.2
Total liabilities	7,232.2	7,311.1
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	1,737.6	1,748.1
Accumulated deficit	(88.7)	(203.7)
Accumulated other comprehensive income (loss)	21.7	(85.9)
Total stockholders’ equity	2,674.3	2,462.2
Total liabilities and stockholders' equity	$9,906.5	$9,773.3

Avantor, Inc. and subsidiaries
Consolidated statements of cash flows

(in millions)	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$51.6	$70.6	$116.6	$37.8
Reconciling adjustments:
Depreciation and amortization	102.0	97.3	395.4	398.9
Stock-based compensation expense	12.7	10.5	44.1	67.9
Non-cash restructuring charges	—	0.4	—	10.4
Provision for accounts receivable and inventory	38.0	12.2	69.5	35.1
Deferred income tax expense (benefit)	3.2	(39.2)	(87.5)	(106.7)
Amortization of deferred financing costs	4.4	7.0	23.4	33.5
Loss on extinguishment of debt	120.4	3.5	346.8	73.7
Foreign currency remeasurement loss (gain)	0.3	(0.4)	(0.9)	2.4
Changes in assets and liabilities:
Accounts receivable	(51.8)	8.0	(102.4)	(68.9)
Inventory	(36.2)	3.0	(69.7)	(71.1)
Accounts payable	42.8	(13.7)	110.6	(2.0)
Accrued interest	(19.0)	(60.9)	(29.7)	(2.4)
Other assets and liabilities	35.4	(13.0)	110.7	(49.3)
Other, net	2.2	1.7	2.9	(5.3)
Net cash provided by operating activities	306.0	87.0	929.8	354.0
Cash flows from investing activities:
Capital expenditures	(20.2)	(12.1)	(61.6)	(51.6)
Other	1.4	0.7	2.5	9.5
Net cash used in investing activities	(18.8)	(11.4)	(59.1)	(42.1)
Cash flows from financing activities:
Debt borrowings	1,937.2	1.3	3,938.8	1.3
Debt repayments	(2,190.0)	(53.2)	(4,361.5)	(1,878.6)
Payments of debt refinancing fees and premiums	(117.8)	—	(315.8)	—
Payments of contingent consideration	—	—	—	(4.6)
Proceeds from issuance of stock, net of issuance costs	—	—	—	4,235.6
Redemption of series A preferred stock	—	—	—	(2,630.9)
Payments of dividends on preferred stock	(16.2)	(16.2)	(64.6)	(31.3)
Proceeds received from exercise of stock options	6.4	0.7	20.2	0.7
Net cash used in financing activities	(380.4)	(67.4)	(782.9)	(307.8)
Effect of currency rate changes on cash	9.3	4.2	12.1	(2.5)
Net change in cash and cash equivalents	(83.9)	12.4	99.9	1.6
Cash, cash equivalents and restricted cash, beginning of period	373.1	176.9	189.3	187.7
Cash, cash equivalents and restricted cash, end of period	$289.2	$189.3	$289.2	$189.3

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net income	$51.6	$70.6	$116.6	$37.8
Amortization	74.1	77.5	307.5	312.3
Net foreign currency loss (gain) from financing activities	3.6	1.8	(0.7)	1.9
Restructuring and severance charges	5.1	4.5	11.8	24.3
VWR transaction, integration and planning expenses	2.7	5.7	9.9	22.5
Loss on extinguishment of debt	120.4	3.5	346.8	73.7
Other stock-based compensation expense	0.7	3.3	1.3	36.8
Other	2.9	(0.5)	7.2	(7.5)
Income tax benefit applicable to pretax adjustments	(72.4)	(46.4)	(225.2)	(128.2)
Adjusted Net income	188.7	120.0	575.2	373.6
Interest expense	55.8	98.0	307.6	440.0
Depreciation	27.9	19.8	87.9	86.6
Income tax provision applicable to Adjusted Net Income	47.5	25.8	170.9	131.0
Adjusted EBITDA	$319.9	$263.6	$1,141.6	$1,031.2

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Diluted earnings (loss) per share (GAAP)	$0.06	$0.09	$0.09	$(0.84)
Dilutive impact of convertible instruments	0.02	0.02	0.09	0.19
Normalization*	—	—	—	0.71
Fully diluted earnings per share (non-GAAP)	0.08	0.11	0.18	0.06
Amortization	0.12	0.12	0.48	0.49
Net foreign currency loss (gain) from financing activities	—	—	—	—
Restructuring and severance charges	0.01	0.01	0.01	0.04
VWR transaction, integration and planning expenses	—	0.01	0.02	0.03
Loss on extinguishment of debt	0.19	0.01	0.54	0.11
Other stock-based compensation expense	—	0.01	—	0.06
Other	—	(0.01)	0.01	(0.01)
Income tax benefit applicable to pretax adjustments	(0.11)	(0.07)	(0.35)	(0.20)
Adjusted EPS (non-GAAP)	$0.29	$0.19	$0.89	$0.58

Weighted average shares outstanding:
Diluted (GAAP)	587.1	582.1	583.4	401.2
Incremental shares excluded for GAAP	62.9	62.9	62.9	51.9
Normalization*	(7.3)	(2.3)	(3.6)	189.6
Share count for Adjusted EPS (non-GAAP)	642.7	642.7	642.7	642.7

*    Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the Mandatory Convertible Preferred Stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$306.0	$87.0	$929.8	$354.0
Capital expenditures	(20.2)	(12.1)	(61.6)	(51.6)
Free cash flow (non-GAAP)	$285.8	$74.9	$868.2	$302.4

Net leverage

(dollars in millions)	December 31, 2020
Total debt, gross	$4,972.2
Less cash and cash equivalents	(286.6)
	$4,685.6

Trailing twelve months Adjusted EBITDA	$1,141.6
Trailing twelve months ongoing stock-based compensation expense	42.4
Pro forma adjustment for projected synergies	1.6
	$1,185.6

Net leverage (non-GAAP)	4.0	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	December 31,		Reconciliation of reported change to organic change
			Reported change	Foreign currency impact	Organic
	2020	2019
Three months ended:
Americas	$1,024.4	$883.8	$140.6	$(2.3)	$142.9
Europe	659.6	540.3	119.3	40.3	79.0
AMEA	106.9	99.9	7.0	1.7	5.3
Total	$1,790.9	$1,524.0	$266.9	$39.7	$227.2
Year ended:
Americas	$3,731.5	$3,584.8	$146.7	$(17.1)	$163.8
Europe	2,286.7	2,102.0	184.7	36.8	147.9
AMEA	375.4	353.5	21.9	(3.2)	25.1
Total	$6,393.6	$6,040.3	$353.3	$16.5	$336.8

Adjusted EBITDA

(in millions)	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Americas	$211.4	$160.7	$802.4	$703.5
Europe	119.5	100.9	397.8	356.2
AMEA	22.9	29.9	79.8	81.3
Corporate	(33.9)	(27.9)	(138.4)	(109.8)
Total	$319.9	$263.6	$1,141.6	$1,031.2

Media Contact
Allison Hosak
Senior Vice President, Global Communications and Brand
Avantor
+1 908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
+1 781-375-8051
Tommy.Thomas@Avantorsciences.com
SOURCE Avantor and Financial News